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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Government Securities Income Fund,
GNMA Series--2C, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-90387 of our report dated November 10 1999, relating to the Statement of Condition of Government Securities Income Fund, GNMA Series--2C, Defined Asset Funds, and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 10, 1999